EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

RLJ Entertainment, Inc.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland, 20910

We hereby consent to the incorporation by reference in the Registration Statement, as amended, on Form S-8 (No. 333-188609) of RLJ Entertainment, Inc. of our report dated March 19, 2014, relating to the consolidated financial statements which appears in this Form 10-K/A (Amendment No. 1) as of and for the year ended December 31, 2013.

/s/ BDO USA, LLP

BDO USA, LLP
Los Angeles, California

May 14, 2015